Exhibit 23.1

Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ  07054
Phone (973) 887-8124; Fax 9103
Cell (201) 406-5733 E-mail: Mike@costreductionsolutions.com
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CONSENT OF REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors of iGambit Inc.:

I consent to the incorporation by reference in this Current Report on Form 10 filed with the Securities and Exchange Commission by iGambit, Inc., of my report dated November 14, 2010, and referred to in Item 15, Exhibit F-1 with respect to the statements of financial condition of iGambit Inc. as of December 31, 2009 and 2008 and with respect to the audits referred to on related statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009.

/s/ Michael F. Albanese
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 Michael  F. Albanese, CPA

December 3, 2010
Parsippany, New Jersey
Certified Public Accountant